IMMUCOR, INC.

 EXHIBITS


 Exhibit 11.1  Statement re: computation of per share earnings.



 Primary income per share calculations:
                       Three Month                   Six Months Ended
                 November 30    November 30     November 30    November 30,
                    1997           1996            1997           1996


 Net income       $546,407       $482,720        $1,104,062     $1,079,888


 Weighted average number of common
 shares and common share
 equivalents are as follows:
 Weighted average common shares
  outstanding
                  8,098,797       8,055,077      8,089,561       8,055,056

 Shares issued from assumed exercise of
  dilutive options and warrant
                    469,934         564,879        395,168         568,101

 Weighted average number of shares
  outstanding (as adjusted)
                  8,568,731       8,619,956      8,484,729       8,623,157


 Net income per common
  and common equivalent share
                      $0.06           $0.06          $0.13           $0.13



 Note: shares issued from assumed exercise of options and warrants include the numberof incremental shares which result from applying the "treasury stock method" for options and warrants.





                                    IMMUCOR, INC.

 EXHIBITS


 Exhibit 11.1  Statement re: computation of per share earnings.
 (continued)


 Fully diluted income per share calculations:
                         Three Month                    Six Months Ended
                  November 30    November 30       November 30    November 30,
                    1997           1996              1997           1996


 Net income       $546,407       $482,720         1,104,062      1,079,088


 Weighted average number of common
 shares and common share
 equivalents are as follows:
 Weighted average common shares
  outstanding
                 8,098,797      8,055,077         8,089,651      8,055,056

Shares issued from assumed exercise of
  dilutive options and warrant
                   469,934        564,879           395,168        584,396

Weighted average number of shares
  outstanding (as adjusted)
                 8,568,731      8,619,956         8,484,819      8,639,452

Net income per common
  and common equivalent share
                     $0.06          $0.06             $0.13          $0.13




 Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants.